UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

310 Technology Parkway, Norcross, Georgia

30092-2929

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 441-1580

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	(a). Non-Reliance on Previously issued Financial Statement or a Related Audit Report or Completed Interim Review.

On February 6, 2007 the Audit Committee of the Board of Directors of Pediatric Services of America, Inc. (“PSAI” or the “Company”), after discussion with management, concluded that the consolidated financial statements and the related reports of the Company’s independent registered public accounting firm for the year ended September 30, 2006 and management’s and the Company’s independent registered public accounting firm’s reports on internal control over financial reporting as of September 30, 2006 included in the Company’s Annual Report on Form 10-K, should no longer be relied upon as a result of an accounting error (described below) and that the Company would restate the financial statements. The Company will be filing an amendment to its 2006 annual report on Form 10-K (the “2006 Annual Report”), to amend and restate financial statements and other financial information as of September 30, 2006 and 2005 and for the year ended September 30, 2006.

In connection with the preparation of the Company’s income tax returns the Company became aware of a certain tax accounting issue related to the erroneous classification of non-deductible goodwill as a temporary difference instead of a permanent difference between book and tax income as it relates to the sale of our discontinued pharmacy business. Furthermore, in connection with our review of our other deferred tax assets and liabilities we identified certain reclassifications between current and noncurrent deferred tax assets and liabilities. The Company’s management and Audit Committee discussed the matters disclosed in this filing with Ernst & Young LLP, the independent registered public accounting firm for the Company.

The Public Company Accounting Oversight Board (the “PCAOB”) standards provide that a restatement of financial statements should be regarded as a strong indicator of a material weakness in internal control over financial reporting. Therefore, management has determined that as a result of the restatement of the financial statements for the above referenced period, management’s prior conclusion on the effectiveness of internal control over financial reporting as of September 30, 2006, and management’s evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures for the 2006 Annual Report should be amended. Management determined that a material weakness, as defined by the PCAOB, existed relating to the Company’s review and approval controls over the accounting for income taxes, including the determination and reporting of deferred income tax assets and liabilities and related income provisions were insufficient. The Company engaged Ernst & Young, LLP to audit the Company’s financial statements. Such statements are the responsibility of management who relied upon work performed by their tax advisors BDO Seidman, LLP. The Company did not have adequate review procedures of the work performed by BDO Seidman, LLP to enable the Company to properly consider and apply generally accepted accounting principles for taxes and ensure that the rationale for certain tax positions was adequately documented and appropriately communicated. Additionally, the Company did not maintain effective controls to review and monitor the accuracy of its classifications of its deferred tax assets and liabilities and the accuracy of the components of the income tax provision calculations and the related deferred income taxes and income tax provision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.
(Registrant)

Date: February 9, 2007	By:	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer